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                                                                    EXHIBIT 23-1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 2000, except as to
Note 15, which is as of February 8, 2000, relating to the consolidated financial statements and financial statement schedule, which appears in Energy East Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in the related Prospectus pertaining to the Berkshire Energy Resources Retirement Savings Plan and the Berkshire Energy Resources Retirement Savings Plan for Union Employees.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

New York, New York
March 19, 2001